EXHIBIT 32

CERTIFICATIONS REQUIRED PURSUANT TO 18 U.S.C. . ' 1350

Solely for the purposes of complying with 18 U.S.C. '1350, I, the undersigned President and Chief Executive Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 4, 2005 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NORBERT E. WOODHAMS

Norbert E. Woodhams

July 18, 2005

Solely for the purposes of complying with 18 U.S.C. '1350, I, the undersigned Principal Financial Officer of Pierre Foods, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 4, 2005 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JOSEPH W. MEYERS

Joseph W. Meyers

July 18, 2005